Exhibit 23

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-92095) of ScottishPower, plc of our report dated June 25, 2004 relating to the financial statements of PacifiCorp K Plus Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon June 25, 2004